Exhibit 24.2

BLYTH, INC.

CERTIFICATION

I, the undersigned Secretary of BLYTH, INC., a Delaware corporation, certify that the attached is a true copy of resolutions adopted by the Board of Directors of Blyth, Inc. (the “Board”) on March 31, 2004, at a meeting throughout which a quorum was present, and the resolutions adopted by the Board by Unanimous Written Consent dated April 28, 2004, and that the same are still in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of Blyth, Inc. this 30th day of April, 2004.

/s/ Bruce D. Kreiger
Name: Bruce D. Kreiger
Title: Secretary

BLYTH, INC.

Board of Directors Resolution

March 31, 2004

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Form 10-K

RESOLVED, that the form, terms, and provisions of the Annual Report on Form 10-K (the “Form 10-K”) in substantially the draft form presented to and reviewed by this Board, are approved and that Robert B. Goergen and Robert H Barghaus be, and each of them with full power to act without the other hereby is, authorized (i) to sign the Form 10-K on behalf of the Corporation and any amendments thereto as either of them may approve on behalf of the Corporation, in such form as the officer executing the Form 10-K or any such amendment may approve, with any changes from the form presented to this meeting as he may approve, such execution to be conclusive evidence of such approval, and (ii) to file the Form 10-K with the Securities and Exchange Commission (the “Commission”); and be it further

RESOLVED, that each of the directors, the Chairman and Chief Executive Officer, the Vice President and Chief Financial Officer, and the Vice President and General Counsel, of the Corporation, are each hereby authorized to execute in their respective capacities, a power of attorney in favor of Robert B. Goergen, Robert H. Barghaus and Bruce D. Kreiger designating each of them as the true and lawful attorneys-in-fact and agents of the signatory with full power and authority to execute and to cause to be filed with the Commission the Form 10-K for fiscal year 2004 with all exhibits and other documents in connection therewith as such attorneys-in-fact, or any one of them, may deem necessary or desirable; and to do and perform each and every act and thing necessary or desirable to be done in and about the premises as fully to all intents and purposes as such officers and directors could do themselves.

BLYTH, INC.

Board of Directors Unanimous Written Consent

April 28, 2004

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Form 10-K

WHEREAS, the Board adopted resolutions (the “Prior Resolutions”) on March 31, 2004, approving the Annual Report on Form 10-K for the period ended January 31, 2004 (the “Form 10-K”);

WHEREAS, the Board has determined that it is in the best interest of the Corporation to approve the revised form, terms, and provisions of the Form 10-K in substantially the draft form presented to and reviewed by the Board.

NOW THEREFORE, BE IT

RESOLVED, that the form, terms, and provisions of the Form 10-K in substantially the draft form presented to and reviewed by this Board, are approved and that Robert B. Goergen and Robert H. Barghaus be, and each of them with full power to act without the other hereby is, authorized (i) to sign the Form 10-K on behalf of the Corporation and any amendments thereto as either of them may approve on behalf of the Corporation, in such form as the officer executing the Form 10-K or any such amendment may approve, with any changes from the draft form as he may approve, such execution to be conclusive evidence of such approval, and (ii) to file the Form 10-K with the Securities and Exchange Commission (the “Commission”); and be it further

RESOLVED, that, except as modified above, the Prior Resolutions are hereby ratified and reaffirmed, and remain in full force and effect.  Without limiting the foregoing, “the proper officers” of this Corporation (as such term is used in the Prior Resolutions) are hereby authorized to take such action with respect to the Form 10-K as such officer determines to be appropriate, such determination being conclusively evidenced by the taking of such action; and be it further

RESOLVED, that any and all actions heretofore taken by an officer of the Corporation with respect to the matters contemplated herein are hereby approved and ratified.